FIRST AMENDMENT
                                       TO
                                    SCHEDULE

     This First Amendment to Schedule ("Amendment") is entered into as of June 22, 2000, by and between Matrix Funding Corporation (the "Lessor") and Iwerks Entertainment, Inc. (the "Lessee").

                                    RECITALS

     This Agreement is being entered into in reference to the following facts:

          The Lessor and the Lessee entered into a Master Lease Agreement, number R0556, dated as of June 14, 1996 (the "Lease") and Equipment Schedule No. 1 thereto, dated June 14, 1996 (the "Schedule"). Capitalized terms used herein without definition have the meaning assigned thereto in the Schedule. The Lessor and the Lessee desire to amend the Schedule in certain respects subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.


                            ARTICLE ONE - AMENDMENTS

     1.1 AMENDMENT OF SECTIONS 4, AND 5. Sections 4 and 5 of the Schedule are hereby amended and restated to read in their entirety as follows:

               "4. Initial Period: 51 months from the Commencement Date.

               5. Monthly Rental: $69,594 (plus applicable taxes) prior to March 1, 2000; zero on March 1, April 1, May 1, and June 1, 2000; $45,042
          (plus applicable taxes) on July 1, August 1, September 1, October 1, and November 1, 2000; and on December 1, 2000, a final payment equal to all sums owing by the Lessor to Imperial Bank (plus applicable taxes) under a Promissory Note, dated as of June 28, 1996, in the original principal sum of $2,657,100.06, as amended by the First Amendment to Promissory Note, entered into as of June 22, 2000. (the promissory note, as amended, being hereinafter referred to as the "Note"). Lessor represents to Lessee that as of June 22, 2000: (i) the unpaid principal balance of the Note is $419,413.49 (exclusive of accrued and unpaid interest on the Note as of that date in the amount of $16,956.22), (ii) the Note bears interest on the principal balance of 9.88% before July 1, 2000, and of 12% after June 30, 2000, (iii) subject to Lessor's and Lessee's execution and delivery of the First

          Amendment to the Schedule and Lessee's payment to Imperial Bank by July 14, 2000, of the July 1, 2000, Monthly Rental in the amount specified above in this Section 5, and (iv) provided Lessee pays all remaining Monthly Rental payments in the amounts and when due as specified above in this Section 5; then no other amounts are or will be owed by Lessor under the Note."

     1.2 NEW SECTION 12. The Schedule is amended by the addition of a new section, number 12, which shall read in its entirety as follows:

               "12. AGREEMENT REGARDING SALE/PURCHASE OF THE EQUIPMENT.

               (a) Lessee may arrange for the cash sale to an unrelated third party of one of the trailers comprising the Equipment. Such sale is subject to the approval of the sales price by Lessor and its lender, Imperial Bank, in their sole discretion (the `Approval'). The proceeds from the sale shall be applied to payment of the Monthly Rentals specified in SECTION 1.1 above (beginning with the December 1, 2000, payment) in inverse order of maturity of payment. After all Monthly Rental payments have been paid, any excess proceeds from the sale shall be applied to the purchase price for the remaining items of Equipment specified in paragraph 12(b) below. Subject to the Approval and Imperial Bank's agreement to release its security interest in the trailer to be sold, Lessor agrees to execute documents reasonably required to effect the sale of the trailer as arranged by Lessee.

               (b) Provided all Monthly Rentals have been paid, on December 30, 2000, Lessee shall purchase the Equipment (exclusive of the trailer sold pursuant to paragraph 12(a) above) for the price of $485,000 (plus applicable sales tax) free and clear of all liens and encumbrances created by Lessor. Applicable sales tax on the purchase is due in full on January 1, 2001. Lessor agrees to finance the purchase price over a period of 18 months at 12.5% interest, with the first payment of $29,382.99 due January 1, 2001, followed by seventeen
          (17) consecutive monthly payments, each in the same amount, due on the first day of each month thereafter. Lessee agrees to execute such documents as Lessor shall reasonably require to evidence the foregoing obligation. Default in the payment of any of the installments shall constitute an Event of Default under the Lease, and Lessor shall be entitled to exercise its remedies under the Lease."

                    ARTICLE TWO - REPRESENTATIONS, WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES. In order to induce the Lessor to enter into this Amendment, the Lessee represents and warrants to the Lessor that:

          (a) The Lessee has the power and authority and has taken all action necessary to execute, deliver and perform its obligations under this Amendment and all other agreements and instruments executed or delivered in connection herewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Lessee.

          (b) The Lessee's representations and warranties contained in the Lease are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof and no Event of Default has occurred and is continuing as of the date hereof, except as expressly cured or waived by this Amendment.

    2.2 ACKNOWLEDGMENT OF BORROWER. The Lessee expressly acknowledges and agrees that as of the date of this Amendment, (a) all of the payments due under the Lease have been assigned and are payable to Imperial Bank (the "Bank"), and
(b) as to the Bank only, it has no offsets, claims or defenses whatsoever against any of the indebtedness owing under the Lease.

     2.3 WAIVER OF LATE CHARGES. The Lessor hereby waives the Lessee's obligation to pay all late charges accruing under the Lease prior to July 14, 2000.


                       ARTICLE THREE - GENERAL PROVISIONS

     3.1 FULL FORCE AND EFFECT. Except as expressly amended hereby, the Lease, the Schedule, and all other documents, agreements and instruments relating to thereto are and shall remain unmodified and in full force and effect.

     3.2. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

     3.3 FINAL AGREEMENT. This Amendment is intended by the Lessor and the Lessee to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

"LESSOR"                                        "LESSEE"
Matrix Funding Corporation                      Iwerks Entertainment, Inc.




By:___________________________                  By:___________________________
      ___________,                                    Jeffrey M. Dahl,
      President                                       Chief Operating Officer


                                     CONSENT

     Imperial Bank hereby consents to the foregoing amendment. Imperial Bank agrees to release its security interest in the trailer sold in accordance with
Section 12(a) of the Schedule provided the sales price of the trailer is not less than $180,000, and the terms of the sale are otherwise reasonably acceptable.

     Imperial Bank acknowledges, represents, and agrees that the Lessor's statements contained in Section 5 of the Schedule, as amended hereby are true and correct.

                                        Imperial Bank



                                        By ____________________
                                           Dennis DeLaPaz,
                                           Vice President